CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated March 14, 2003, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-42431 and 811-6395) of Dreyfus New York Municipal Cash Management.








                                        ERNST & YOUNG LLP


New York, New York
May 19, 2003